EXHIBIT 10.2


                              ACQUISITION AGREEMENT
                              ---------------------



         THIS ACQUISITION OF SHARES FINAL AGREEMENT (the "Final Agreement") is entered into on the 30th day of June, 2004,

BETWEEN

         East Delta Resources Corp. (formerly, AVIC Technologies Ltd.), a Delaware corporation headquartered at 447 St.Francis-Xavier St. Montreal, Quebec H2Y 2T1 (hereinafter "EDLT" or the "Company"), and as represented by its President, Mr. Victor Sun

AND

         A number of shareholders, as named and listed in APPENDIX A of this Agreement, (hereinafter the "Seller" or "OR Shareholders"), who together own 100% of the common shares of Omega Resources Inc. (formerly East Delta Resources Corp.), a Delaware corporation headquartered 1941 New York Ave. Brooklyn, NY 11210, hereinafter ("OR").



                                    RECITALS

         WHEREAS, the EDLT and the Seller have previously entered into an Agreement on February 3, 2004, whereby EDLT will purchase 100% of the common shares of OR,

         AND WHEREAS, the parties wish to consummate this Agreement

         NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                              TERMS AND CONDITIONS


         1.1 Amendments to the Agreement. The sale as contemplated in the Agreement is hereby finalized subject to the following amendments:

         (a) Article 1.4 shall read "In consideration of the Sale, EDLT shall issue to the Seller two (2) shares of common stock of EDLT for each one common share of OM for an aggregate of eleven million, three hundred sixty-six thousand and two hundred and fifty (11,366,250) of the Company (hereinafter the "Shares")."

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         (b)      With reference to Article 2.1 of the Agreement, the
                  requirement to split the common shares is hereby waived by all parties and is left to the discretion of the Board of Directors of EDLT.

         (c) The closing date of the Agreement is hereby extended to June 30, 2004.

         1.2 Share Restrictions. All shares issued by EDLT by virtue of this Agreement are subject to all restriction and terms and conditions as set forth in any Agreements between Amingo Resources Inc., (the subsidiary of OR) and the Seller.



                                   ARTICLE II

                                  MISCELLANEOUS

          2.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

                  If to the Seller        Omega Resources Inc.
                                          1941 New York Ave.
                                          Brooklyn, NY 11210
                                          Facsimile:  (718) 377-6999

                  If to EDLT,             East Delta Resources Corp.
                                          447 St-Francois Xavier Street
                                          Montreal, Quebec, H2Y 2T1 Canada
                                          Facsimile:  (450) 923-8359


         2.2 Les parties ont convenu que le present contrat soit ecrit en anglais.

         2.3 The parties agree that this Agreement be written in the English language.



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                                 SIGNATURE PAGE
                                 --------------



IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.



East Delta Resources Corp.
--------------------------


By:
   ---------------------------------
   Victor I.H. Sun P.Eng., President




Seller
------


By:                                         By:
   ---------------------------------           ---------------------------------
   Dr. Huan Zhang Lu                           Mr. Lewis Lu


By:                                         By:
   ---------------------------------           ---------------------------------
   Mr. Victor  I. H. Sun                       Chou Mei Yueh


By:
   ---------------------------------
   David Amsel, President (OR)



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APPENDIX A
----------


                         OR Shareholders (the "Seller")



         Name                        Number of shares in OR      %
         -----                       ----------------------      -

Dr. Huan Zhang Lu                          1,339,000           23.6
Lewis Lu                                   1,080,500           19.0
Victor I. H. Sun                           1,080,500           19.0
Chou Mei Yueh                              1,683,125           29.6
David Amsel                                  500,000            8.8


                       Total:              5,683,125




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